Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Pfenex Inc. of our report dated March 16, 2015, relating to our audit of the Company’s consolidated financial statements as of December 31, 2014 and for the year then ended, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ HASKELL & WHITE LLP

San Diego, California

March 20, 2015

9171 Towne Centre Drive, Suite 190, San Diego, CA 92122

(858) 249-7444 ¿ Fax (858) 249-7445

www.hwcpa.com